HEI Exhibit 4.2

[HEI Letterhead]

March 23, 2011

WI Implementations

Fidelity Investments

100 Magellan Way, KE22

Covington, KY  41015

Re: Changes to the Investment Options with respect to the Plans specified below (the “Plans”):

Legal Plan Name	FPRS Plan Number	Plan Type (reference only)
Hawaiian Electric Industries Retirement Savings Plan	56566	Qualified Plan
American Savings Bank 401(k) Plan	75615	Qualified Plan

Dear WI Implementations:

This letter relates to the Plan investment options available under the trust agreement between Hawaiian Electric Industries, Inc. and American Savings Bank, F.S.B. (collectively and individually, the “Sponsor”) and Fidelity Management Trust Company (“Trustee”), dated February 1, 2000, as amended, for the Plans, (the “Agreement”).  The parties intend and agree that this letter shall constitute an amendment to the applicable Agreement and the parties shall make corresponding changes to the Plan Administration Manual to the extent the direction contained herein modifies the investment options available under the Plans and/or to the extent the directions modify the investment options to be used for the investment of assets for which the Trustee has not received investment direction from the Sponsor or participants as applicable.

Sponsor hereby directs Trustee to replace the previously signed letter amendment, dated March 7, 2011, with this newly agreed upon letter amendment.

Sponsor hereby directs Trustee to implement the Plan investment option changes described in the attached Direction to Change Investment Options and subject to the terms thereof.

Fees paid directly to any Fidelity affiliate by non-Fidelity mutual fund vendors will be posted and updated quarterly on Plan Sponsor Webstation at http://psw.fidelity.com or a successor site.

Timeframes

Trustee will implement the fund changes directed by Sponsor on the dates specified in the attached Direction to Change Investment Options and deliver communications in a timely manner as described herein, provided Trustee is in receipt of this signed letter by March 28, 2011.  The fund changes described herein will not be implemented and communications not delivered unless this signed letter is received by Trustee by March 28, 2011.

This letter (including any attachments hereto, each of which is incorporated herein by reference) constitutes the entire agreement between the parties with respect to the subject matter hereof and

Fidelity Confidential Project Number: 3496522

supersedes all prior and contemporaneous agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof.  There are no representations, understandings or agreements relating to the directions given in this letter that are not fully expressed herein.  Sponsor recognizes the importance of changes to a Plan’s investment choices and the significant risks (financial and otherwise) associated with any incorrect actions in this regard and therefore confirms that it has read this letter fully, understands and confirms the accuracy of the directions being provided herein.

By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties.  Notwithstanding any contradictory provision of any Agreement, each party may rely without duty of inquiry on the foregoing representation.

Hawaiian Electric Industries, Inc. and American Savings Bank, F.S.B.

By:	/s/ James A. Ajello
(Signature of Authorized Individual)
Name:	James A. Ajello
(Printed Name)
Title:	Chairman, Pension Investment Committee
Date:	3/24/11

By:	/s/ Chet A. Richardson
(Signature of Authorized Individual)
Name:	Chet A. Richardson
(Printed Name)
Title:	Secretary, Pension Investment Committee
Date:	3/24/11

A copy of this letter will be returned to Sponsor after it has been countersigned by Trustee.

Agreed to and accepted by:

Fidelity Management Trust Company

By:	/s/ Mark C. Kohus
(Signature of Fidelity Authorized Individual)
Name:	Mark C. Kohus
(Printed Name)
Title:	Vice President, DC Implementations
Date:	4/4/2011

Fidelity Confidential Project Number: 3496522

DIRECTION TO CHANGE INVESTMENT OPTIONS

I. Fund Additions

The Plans specified below will be adding the funds listed below after 4:00 PM ET on the live date indicated below:

Plan #	Live Date	Ticker	Legal Fund Name	FPRS Code	VRS Code	Redemption/Short- Term Trading Fees
56566	04/29/2011	MPVLX	Invesco Value II Fund Class Y	OFMV	93582	—
56566	04/29/2011	NBPIX	Neuberger Berman Partners Fund Class Institutional	OKUU	42796	—
56566	04/29/2011	VTSGX	Vanguard Total International Stock Index Fund Signal Shares	OERL	77799	2.00% / 60 days
56566	04/29/2011	FISGX	Nuveen Mid Cap Growth Opportunities Fund Class I	OKJY	40974	—
56566	04/29/2011	PIMVX	Virtus Mid-Cap Value Fund Class I	OLSU	19258	—
56566	04/29/2011	MSIQX	Morgan Stanley Institutional International Equity Fund Class I	OFAI	99966	2.00% / 30 days
75615	04/29/2011	MPVLX	Invesco Value II Fund Class Y	OFMV	93582	—
75615	04/29/2011	NBPIX	Neuberger Berman Partners Fund Class Institutional	OKUU	42796	—
75615	04/29/2011	VTSGX	Vanguard Total International Stock Index Fund Signal Shares	OERL	77799	2.00% / 60 days
75615	04/29/2011	FISGX	Nuveen Mid Cap Growth Opportunities Fund Class I	OKJY	40974	—
75615	04/29/2011	PIMVX	Virtus Mid-Cap Value Fund Class I	OLSU	19258	—
75615	04/29/2011	MSIQX	Morgan Stanley Institutional International Equity Fund Class I	OFAI	99966	2.00% / 30 days

Fidelity Confidential Project Number: 3496522

Restrictions:

•                  Except to the extent specifically indicated otherwise herein with respect to a fund or funds, all of the new investment options will be opened for all money-in and money-out transactions, and will not be restricted from any transaction.

Performance:

•                  Fund Performance will be made available on the VRU, NetBenefits, and Statements.

•                  The addition of the Fund Performance may take 1 to 3 business days following the fund effective date to populate on NetBenefits.

•                  The Standard Performance will be made available:

Standard Performance Options

VRU	NetBenefits
Cumulative Year To Date	1, 3, 5, 10 Year Average Annual
1, 5, 10 Year Average Annual	Life of Fund Average Annual
52 Week High	3 Month Cumulative
52 Week Low	Year to Date Cumulative

Plan Level Fee Processing:

•                  The new funds will be added to the fee processing hierarchies in the last position.

Distribution Redemption Methods:

•                  The new funds will be added to the redemption methods for all withdrawals and loans according to the below methodology:

•                  For redemptions using a pro-rata method, the new funds will be added.

•                  For redemptions using a hierarchal method, the new funds will be added in the last position.

II. Fund Closures

As indicated in the chart below, the Plans specified will be (i) freezing the funds indicated below and redirecting contributions effective as of the market close (generally 4:00 P.M. Eastern time) on the live date listed below, and/or (ii) reallocating the balances in frozen funds in the Plans (whether frozen pursuant to this or a previous direction) effective as of the market close (generally 4:00 P.M. Eastern time) on the date specified below.

Fidelity Confidential Project Number: 3496522

Plan #	Request Type- Redirection/ Reallocation/ Both	Re- Direct Trade Date	Re- Allocate Trade Date	Fidelity (FROM) FPRS Code & Ticker	From Legal Name	→	To Legal Name	Fidelity (TO) FPRS Code & Ticker	Redemption/ Short-Term Trading Fees on From Fund
56566	Both	04/29/2011	04/29/2011	OFM6 MPVAX	Invesco Value II Fund Class A	→	Invesco Value II Fund Class Y	OFMV MPVLX	N/A
56566	Both	04/29/2011	04/29/2011	OFN5 NBPTX	Neuberger Berman Partners Fund Class Trust	→	Neuberger Berman Partners Fund Class Institutional	OKUU NBPIX	N/A
56566	Both	04/29/2011	04/29/2011	OMHE VGTSX	Vanguard Total International Stock Index Fund Investor Shares	→	Vanguard Total International Stock Index Fund Signal Shares	OERL VTSGX	2.00% / 60 days Preserved
56566	Both	04/29/2011	04/29/2011	OSVV FRSLX	Nuveen Mid Cap Growth Opportunities Fund Class A	→	Nuveen Mid Cap Growth Opportunities Fund Class I	OKJY FISGX	N/A
56566	Both	04/29/2011	04/29/2011	OSOF FMIVX	Virtus Mid-Cap Value Fund Class A	→	Virtus Mid-Cap Value Fund Class I	OLSU PIMVX	N/A
56566	Both	04/29/2011	04/29/2011	OFZT MIQBX	Morgan Stanley Institutional International Equity Fund Class P	→	Morgan Stanley Institutional International Equity Fund Class I	OFAI MSIQX	2.00% / 30 days Preserved
75615	Both	04/29/2011	04/29/2011	OFM6 MPVAX	Invesco Value II Fund Class A	→	Invesco Value II Fund Class Y	OFMV MPVLX	N/A
75615	Both	04/29/2011	04/29/2011	OFN5 NBPTX	Neuberger Berman Partners Fund Class Trust	→	Neuberger Berman Partners Fund Class Institutional	OKUU NBPIX	N/A
75615	Both	04/29/2011	04/29/2011	OMHE VGTSX	Vanguard Total International Stock Index Fund Investor Shares	→	Vanguard Total International Stock Index Fund Signal Shares	OERL VTSGX	2.00% / 60 days Preserved

Fidelity Confidential Project Number: 3496522

75615	Both	04/29/2011	04/29/2011	OSVV FRSLX	Nuveen Mid Cap Growth Opportunities Fund Class A	→	Nuveen Mid Cap Growth Opportunities Fund Class I	OKJY FISGX	N/A
75615	Both	04/29/2011	04/29/2011	OSOF FMIVX	Virtus Mid-Cap Value Fund Class A	→	Virtus Mid-Cap Value Fund Class I	OLSU PIMVX	N/A
75615	Both	04/29/2011	04/29/2011	OFZT MIQBX	Morgan Stanley Institutional International Equity Fund Class P	→	Morgan Stanley Institutional International Equity Fund Class I	OFAI MSIQX	2.00% / 30 days Preserved

Transactional Details:

•                  Except to the extent specifically indicated otherwise herein with respect to a fund or funds, all of the “From Fund” investment options will be closed for all money-in and money-out transactions, and will be restricted from all transactions.

•                  Prospectus, if available, will be automatically generated according to the participants’ mail preference as a result of this reallocation.

•                  All assets will be liquidated and processed as a cash transaction.

Auto Rebalance Notification

•                  Participants enrolled in the Auto Rebalance service offered by the plan will need to re-enroll if any of the closing funds are included in their rebalance order. A notification of this service will be included in the participant communication.

III. Communications Strategy

Trustee will draft the fund change notification for all plan participants and beneficiaries with a balance and all eligible employees.  Trustee will provide Sponsor with a draft of the notification in advance to review the accuracy of the notification in order to meet the confirmed delivery date.  Communications will be sent out at least 30 days prior to the earliest effective date unless otherwise directed by the Sponsor.

Trustee will distribute the fund change notification electronically, via standard email notification and NetBenefits, with print distribution to all beneficiaries and to participants who do not have a valid email address on file.

Sponsor has considered whether the directions herein implicate the Sarbanes-Oxley Act of 2002 (“SOA”) and to the extent implicated, has determined that any applicable SOA requirements have been or will be satisfied.

Fidelity Confidential Project Number: 3496522